UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

SIGA RESOURCES, INC.

(Exact name of registrant as specified in charter)

Nevada	000-52814	74-3207964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(281) 256-5417

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 9, 2015, Siga Resources, Inc. (the “Company”) entered into a Letter of Intent whereby it will sign a definitive earn-in agreement to acquire 100% of Flex Mining Ltd., a Delaware corporation (“Flex Mining”), through the issuance of 1,800,000 restricted common shares, $10,000 payable within six months and a capital expenditure of $1,000,000 on the property over three years. Flex Mining owns 100% of six mining claims named the Big Monty located in the historic Abitibi Greenstone Belt region of Ontario, Canada.

Item 1.02     Termination of a Material Definitive Agreement

On November 25, 2014, the Company previously announced a Letter of Intent whereby that it would be acquiring 100% of the issued and outstanding shares of Gold Lakes Corp. on or before December 31, 2014. The Company has decided not to proceed and the Letter of Intent has expired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA RESOURCES, INC.

Date: April 10, 2015	By:	/s/ Christopher P. Vallos
Christopher P. Vallos, Director